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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of November 23, 1998, between Allied Riser Communications Holdings, Inc., a Delaware corporation (the "Company"), EGI-ARC Investors, L.L.C., a Delaware limited liability company ("EGI"), Telecom Partners II, L.P., a Delaware limited partnership ("TP"), Crescendo World Fund, LLC, a Delaware limited liability company, Eagle Ventures WF, LLC, a Minnesota limited liability company, Crescendo III, L.P., a Delaware limited partnership (together with Crescendo World Fund, LLC and Eagle Ventures WF, LLC, "Crescendo"), and Lawrence Equity Group, LLC, a California limited liability company ("Lawrence"). Collectively, EGI, TP, Crescendo and Lawrence are referred to herein as the "Investors."

         The Company and EGI are parties to a Series A-2 Preferred Stock and Common Stock Investment Agreement of even date herewith, and the Company and each of the Investors (other than EGI) are parties to separate Series A-1 Preferred Stock and Common Stock Investment Agreements of even date herewith (collectively, the "Investment Agreements"). In order to induce the Investors to enter into the Investment Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Investment Agreements. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

         The parties hereto agree as follows:

         1. Demand Registrations.

                  (a) Requests for Registration. At any time after the third anniversary of the Closing under the Investment Agreements or such earlier time as the Company has completed a public offering of its equity securities under the Securities Act, the holders of at least 33% of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of at least 33% of the Registrable Securities may request registration under the Securities Act of 1933, as amended (the "Securities Act") of all or part of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations".

                  (b) Long-Form Registrations. The holders of Registrable Securities will be entitled to request two Long-Form Registrations in which the Company will pay all Registration Expenses ("Company-paid Long-Form Registrations") and two Long-Form Registrations in which the holders of Registrable Securities will pay their share of the Registration Expenses as set forth in paragraph 5 hereof. A registration will not count as one of the permitted Long-Form Registrations until it has become effective, and neither the last nor any subsequent Company-paid Long-Form Registration will count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company

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will pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective.

                  (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

                  (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold (in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration), the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 5 hereof.

                  (e) Restrictions on Long-Form Registrations. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration.

                  (f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration initially requesting registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

                  (g) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities; provided that the Company may grant rights to other Persons to participate in Piggyback Registrations (as defined below) so long as such rights are subordinate to the rights of

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the holders of Registrable Securities with respect to such Piggyback
Registrations and request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder.

         2. Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Notwithstanding the foregoing, the Piggyback Registration rights set forth in this Section 2 shall not be applicable to any registration statements on Form S-4 or on Form S-8, or on any successor forms thereto.

                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration first, the securities the Company proposes to sell, second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and third, other securities requested to be included in such registration.

                  (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration first, the securities requested to be included therein by the holders requesting such registration, second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and third, other securities requested to be included in such registration.

                  (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld or delayed.

                  (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the

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Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

         3. Holdback Agreements.

                  (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to a registration on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and to cause each holder of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

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                  (c) furnish to each seller of Registrable Securities such
number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers ("NASD") automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "Nasdaq national market" security within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;


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                  (j) otherwise use its best efforts to comply with all
applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to paragraph 6 hereof; and

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

                  (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                  (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement);

         If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

         5. Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public

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accountants, underwriters (excluding discounts and commissions) and other
Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  (b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         6. Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be individual to each holder and will be limited to

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the net amount of proceeds received by such holder from the sale of Registrable
Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         8. Definitions.

         "Common Stock" means the common stock, no par value, of the Company.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government entity or any department, agency or political subdivision thereof.


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         "Registrable Securities" means (i) any Common Stock issued pursuant to the Investment Agreements, (ii) any Common Stock issued upon the conversion of any Series A Preferred Stock issued pursuant to the Investment Agreements, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock held by Persons holding securities described in clauses (i) to (iii), inclusive, above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

         "Series A Preferred Stock" means the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, $0.0001 par value per share, issued pursuant to the Investment Agreements.

         "Subsidiary" means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

         9. Miscellaneous.

                  (a) Selection of Investment Bankers. Except as otherwise provided herein in connection with Demand Registrations, the selection of investment banker(s) and manager(s) for any public offering or private sale by the Company of its securities must be approved by the holders of a majority of the Registrable Securities, which approval will not be unreasonably withheld.

                  (b) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (c) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

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


                  (d) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

                  (f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  (g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (h) Counterparts; Facsimile. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement may be executed by facsimile.

                  (i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (j) Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

                  (k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the parties hereto at the following addresses:

If to the Company:                 Allied Riser Communications Holdings, Inc.
                                   Two North Riverside Plaza, Suite 1900
                                   Chicago, IL 60606
                                   Fax: (312) 454-5956
                                   Attn: President

                                   and

                                   Allied Riser Communications Holdings, Inc.
                                   700 Pearl Street, Suite 200
                                   Dallas, TX 75201
                                   Fax: (214) 855-9121
                                   Attn: Chief Financial Officer

         with a copy to:           Crouch & Hallett, L.L.P.
                                   717 N. Harwood, Suite 1400
                                   Dallas, TX 75201
                                   Fax: (214) 922-4193
                                   Attn: Timothy R. Vaughan

If to EGI:                         EGI-ARC Investors, L.L.C.
                                   c/o EGI Corporate Investments
                                   Two North Riverside Plaza, 6th Floor
                                   Chicago, IL 60606
                                   Fax: (312) 575-7024
                                        (312) 454-9678
                                   Attn: Donald Liebentritt
                                         William T. White III

         with a copy to:           Rosenberg & Liebentritt, P.C.
                                   Two North Riverside Plaza, 16th Floor
                                   Chicago, IL 60606
                                   Fax: (312) 454-0335
                                   Attn: Jon Wasserman

If to TP:                          Telecom Partners II, L.P.
                                   3200 Cherry Creek Drive South
                                   Suite 450
                                   Denver, CO 80209
                                   Fax: (303) 765-1110
                                   Attn: Steve Schovee

         with a copy to:           Holland & Hart LLP
                                   555 Seventeenth Street
                                   Suite 3200
                                   Denver, CO 80202
                                   Fax: (303) 295-8261
                                   Attn: Michael S. Quinn

If to Crescendo:                   c/o Crescendo Venture Management, LLC
                                   800 La Salle Avenue, Suite 2250
                                   Minneapolis, MN 55402
                                   Fax: (612) 607-2801
                                   Attn: David Spreng

         with a copy to:           Messerli & Kramer
                                   1800 Fifth Street Tower
                                   150 S. 5th St.
                                   Minneapolis, MN 55402
                                   Fax: (612) 672-3777
                                   Attn: Kevin Spreng

If to Lawrence:                    Lawrence Equity Group, LLC
                                   c/o Joseph Sperske
                                   3615 Country Club Terrace
                                   Danville, CA 94506
                                   Fax: (415) 398-7499
                                   Attn: Joseph Sperske

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                      * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        ALLIED RISER COMMUNICATIONS HOLDINGS,
                                        INC.

                                        By:  /s/David H. Crawford
                                           ------------------------------------
                                        Name: David H. Crawford
                                        Title: President


                                        EGI-ARC INVESTORS, L.L.C.

                                             By:  GAMI Investments, Inc.

                                             Its:  Managing Member

                                        By:  /s/Don Liebentritt
                                           ------------------------------------
                                        Name: Don Liebentritt
                                        Title:  Vice President


                                        TELECOM PARTNERS II, L.P.

                                             By: Telecom Management II, L.L.C.,

                                             Its: General Partner



                                        By:  /s/Stephen W. Schovee
                                           ------------------------------------
                                        Name: Stephen W. Schovee
                                        Title:  Managing Member

                              CRESCENDO WORLD FUND, LLC

                                   By: Crescendo Ventures World Fund, LLC

                                   Its: Managing Member



                              By:  /s/Jeffrey R. Tollefson
                                 ----------------------------------------------
                              Name: Jeffrey R. Tollefson
                              Title: Partner


                              EAGLE VENTURES WF, LLC



                              By:  /s/Jeffrey R. Tollefson
                                 ----------------------------------------------
                              Name: Jeffrey R. Tollefson
                              Title: Vice President


                              CRESCENDO III, L.P.

                                   By: Crescendo Ventures III, LLC

                                   Its: General Partner



                              By:  /s/Jeffrey R. Tollefson
                                 ----------------------------------------------
                              Name: Jeffrey R. Tollefson
                              Title: Partner


                              LAWRENCE EQUITY GROUP, LLC



                              By:  /s/Joseph A. Sperske
                                 ----------------------------------------------
                              Name: Jerry Brasfield
                              Title: President and Managing Member